THE BEAR STEARNS COMPANIES INC.
                                            IncomeNotes(SM)
                       With Maturities of Nine Months or More from Date of Issue

Registration No. 333-121744
Filed Pursuant to Rule 424(b)(3)
Pricing Supplement No. 2
(To Prospectus dated February 2, 2005,
and Prospectus Supplement dated February 2, 2005)
Trade Date: February 14, 2005
Issue Date: February 17, 2005
The date of this Pricing Supplement is February 14, 2005

Fixed Rate Notes
-------------------------------------------------------------------------------------------------------------------------
                                                                                                              Interest
                                                  Maturity   Price to   Discounts &                            Payment
   CUSIP#               Interest Rate               Date       Public   Commissions  Reallowance    Dealer    Frequency
-------------------------------------------------------------------------------------------------------------------------
  07387EGZ4                 5.35%                2/15/2030    100.00%      2.50%       0.350%      98.00%      Semi
-------------------------------------------------------------------------------------------------------------------------

                                         Subject to Redemption
                                         ---------------------
--------------------------------------------------------------------------------------------------------------------------
                    First
                  Interest                                                                     Aggregate
First Interest     Payment   Survivor's                                                        Principal
 Payment Date      Amount      Option    Yes/No         Date and Terms of Redemption            Amount      Net Proceeds
--------------------------------------------------------------------------------------------------------------------------
   8/15/2005       $26.45        Yes       Yes   Commencing on 2/15/2010 and on the 15th of    $2,911,000   $2,838,225
                                                 each month thereafter until Maturity, the
                                                 Notes may be called in whole at par at the
                                                 option of the Company on ten calendar days
                                                 notice.
--------------------------------------------------------------------------------------------------------------------------

                                                  ***

The distribution of IncomeNotes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.